UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 12, 2004

SRS LABS, INC.

(Exact Name of registrant as specified in its charter)

Delaware	0-21123	33-0714264
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2909 Daimler Street Santa Ana, California		92705
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (949) 442-1070

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Non-Employee Director Compensation Policy

On January 28, 2005, the Board of Directors of SRS Labs, Inc. (the “Company”) approved new compensation policies with respect to the Company’s non-employee directors.  These policies were adopted by the Board and may be changed from time-to-time by the Board.  A copy of the policies is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.  The form of non-employee director stock option agreements relating to stock option grants made pursuant to these policies are filed as Exhibits 10.2 through 10.4  to this Current Report on Form 8-K.

Employment Letter with Michael Oswald

    On November 12, 2004, the Company entered into an employment letter dated November 9, 2004, with Michael S. Oswald. A copy of the employment letter is filed as Exhibit 10.5 to this Current Report on Form 8-K and incorporated by reference herein.  Pursuant to the terms of the employment letter, the Company hired Mr. Oswald as its Vice President and General Counsel effective as of November 17, 2004. The employment letter provides that Mr. Oswald will receive an annual base salary of  $180,000, and be eligible to participate in the Company’s bonus plan on the same terms as the Company’s other executives.  Pursuant to his letter agreement, the Company agreed to grant Mr. Oswald an option to purchase 150,000 shares of the Company’s common stock pursuant to the Incentive Plan.  The employment letter also provides that if Mr. Oswald’s position is eliminated, he will be paid a severance payment equal to six months’ salary.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

10.1	SRS Labs, Inc. Non-Employee Director Compensation Policy.

10.2	Form of Non-Employee Director Stock Option Agreement under the SRS Labs, Inc. Amended and Restated 1996 Non-employee Directors’ Stock Option Plan (Initial Appointment).

10.3	Form of Non-Employee Director Stock Option Agreement under the SRS Labs, Inc. Amended and Restated 1996 Non-employee Directors’ Stock Option Plan (Re-Election).

10.4	Form of Non-Employee Director Stock Option Agreement under the SRS Labs, Inc. Amended and Restated 1996 Long-Term Incentive Plan.

10.5	Employment Letter dated November 9, 2004 between SRS Labs, Inc. and Michael Oswald.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SRS LABS, INC.,
a Delaware corporation

Date: February 2, 2005	By:	/s/ Thomas C.K. Yuen
Thomas C.K. Yuen
Chairman of the Board and Chief Executive Officer